Exhibit 99.1

This presentation includes forward-looking statements which reflect the Company’s current views with respect to future events and financial performance, but involve uncertainties that could significantly impact results. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements.

Who We Are
Since 1966, Met-Pro Corporation has been a leading global
provider of superior, value-added, synergistic solutions, products and systems that include:
 • filtration and purification equipment for air, water and harsh corrosive liquids;
 • fluid handling equipment for water, saltwater, corrosive, abrasive and high-temperature liquids; and
 • proprietary water treatment chemicals
that address the world’s growing need for clean air and water, reduced energy consumption and improved operating efficiencies.

Product Recovery/
Pollution Control
43.5%
Filtration/
Purification
10.4%
Fluid Handling
33.2%
Mefiag
Filtration
12.9%
27.9%
International
Sales
72.1%
U.S. Sales
Businesses at a Glance
Fiscal Year 2012 Total Revenue
$100.2 Million
International Revenue
$28.0 Million

Fume Hood
Exhaust & Control
Systems
Municipal, Industrial
& Commercial Water
Treatment
Dust Collection &
Product Recovery
Solutions
Air Quality &
Odor Control
Solutions
VOC Removal
Solutions
Industrial &
Residential
Filter Solutions
Industrial
Filter Systems
Process & High
Temperature
Metallic Pumps
Corrosion
Resistant
FRP Pumps
Corrosion Resistant
Thermoplastic Pumps
Products and Solutions
Environmental, Energy & Process Improvement Solutions

Looking Ahead

Our Market Focused Evolution
Traditional
product push
approach
Solutions
provider
approach
within BUs
Market
served
growth
platforms

Met-Pro Growth Platforms
Allow us to leverage our business unit capabilities,
but manage from a market served perspective
Keystone
Mefiag
Met-Pro GPS
Met-Pro EAS
Pristine
Strobic Air
Air
Alternative Energy
Specialty Liquids
Water
Business Unit
Platform

Summary

Thank You!